                                                                   EXHIBIT 20.3

                         TRUST & PUBLIC SERIES SUMMARY
                     FIRST UNION MASTER CREDIT CARD TRUST
                           SERIES 1996-1 AND 1996-2


------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                                   JANUARY 1997                    FEBRUARY 1997
------------------------------------------------------------------------------------------------------------------

TOTAL ENDING BALANCE:                               3,133,721,717                   3,145,163,199
ENDING PRINCIPAL BALANCE:                           3,082,197,964(1)                3,091,790,769
ENDING NON-PRINCIPAL BALANCE:                          51,523,753                      53,372,430

INVESTOR PERCENTAGE:                                       46.67%                          47.98%

YIELD:                                                 41,412,434      15.68%          39,332,444       15.31%
   Finance Charge                                      38,994,361      14.77%          35,675,461       13.89%
   Interchange                                          2,021,745       0.77%           1,818,064        0.71%
   Recoveries                                             396,328       0.15%           1,838,919        0.72%

CHARGE-OFFS:                                          (19,272,135)     -7.30%         (21,199,561)      -8.25%

NET YIELD: (YIELD - C/O)                                                8.38%                            7.06%

------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                                             JANUARY 1997                    FEBRUARY 1997
------------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance                       1,115,151,821                   1,115,151,821
   Investor Percentage                                     35.19%                          36.18%
                                                                  ------------                    -------------
   THREE-MONTH-AVG EXCESS SERVICING                                     1.44%                            2.03%
                                                                  ------------                    -------------

Yield:                                                 14,574,583      15.68%          14,230,639       15.31%
   Charge-Offs                                         (6,782,584)     -7.30%          (7,670,088)      -8.25%
   Certificate Interest                                (5,887,407)     -6.34%          (4,616,106)      -4.97%
   Servicing Fee                                                0       0.00%                   0        0.00%

EXCESS SERVICING:                                       1,904,592       2.05%           1,944,445        2.09%
------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                                             JANUARY 1997                    FEBRUARY 1997
------------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance                         363,636,975                     363,636,975
   Investor Percentage                                     11.48%                          11.80%
                                                                  ------------                    -------------
   THREE-MONTH-AVG EXCESS SERVICING                                     1.73%                            2.21%
                                                                  ------------                    -------------

Yield:                                                  4,752,588      15.68%           4,640,432       15.31%
   Charge-Offs                                         (2,211,715)     -7.30%          (2,501,119)      -8.25%
   Certificate Interest                                (1,650,003)     -5.45%          (1,516,946)      -5.01%
   Servicing Fee                                                0       0.00%                   0        0.00%

EXCESS SERVICING:                                         890,869       2.94%             622,368        2.05%
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                        MARCH 1997                      APRIL 1997                        MAY 1997
-----------------------------------------------------------------------------------------------------------------------------------

TOTAL ENDING BALANCE:                  3,616,176,858                    3,630,758,796                    3,571,794,158
ENDING PRINCIPAL BALANCE:              3,562,347,283(1)                 3,572,287,282                    3,502,994,002
ENDING NON-PRINCIPAL BALANCE:             53,829,575                       58,471,514                       68,800,156

INVESTOR PERCENTAGE:                          43.56%                           41.51%                           41.40%

YIELD:                                    49,566,693       17.52%          46,456,615      15.65%           50,192,050      16.86%
   Finance Charge                         45,354,334       16.03%          42,378,462      14.28%           45,282,397      15.21%
   Interchange                             2,471,706        0.87%           2,581,390       0.87%            2,663,652       0.89%
   Recoveries                              1,740,654        0.62%           1,496,764       0.50%            2,246,000       0.75%

CHARGE-OFFS:                             (20,526,623)      -7.26%         (22,155,757)     -7.46%          (22,100,341)     -7.42%

NET YIELD: (YIELD - C/O)                                   10.27%                           8.19%                            9.44%

-----------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                                  MARCH 1997                         APRIL                          MAY 1997
-----------------------------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance          1,115,151,821                    1,115,151,821                    1,115,151,821
   Investor Percentage                        32.85%                           31.30%                           31.22%
                                                     -------------                    ------------                     ------------
   THREE-MONTH-AVG EXCESS SERVICING                         3.02%                           3.15%                            3.56%
                                                     -------------                    ------------                     ------------

Yield:                                    16,282,613       17.52%          14,542,709      15.65%           15,668,324      16.86%
   Charge-Offs                            (6,742,977)      -7.26%          (6,935,605)     -7.46%           (6,899,007)     -7.42%
   Certificate Interest                   (4,963,051)      -5.34%          (5,338,992)     -5.75%           (5,683,192)     -6.12%
   Servicing Fee                                   0        0.00%                   0       0.00%                    0       0.00%

EXCESS SERVICING:                          4,576,586        4.92%           2,268,112       2.44%            3,086,125       3.32%
-----------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                                  MARCH 1997                         APRIL                          MAY 1997
-----------------------------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance            363,636,975                      363,636,975                      363,636,975
   Investor Percentage                        10.71%                           10.21%                           10.18%
                                                     -------------                    ------------                     ------------
   THREE-MONTH-AVG EXCESS SERVICING                         3.14%                           3.07%                            3.60%
                                                     -------------                    ------------                     ------------

Yield:                                     5,309,555       17.52%           4,742,194      15.65%            5,109,243      16.86%
   Charge-Offs                            (2,198,800)      -7.26%          (2,261,613)     -7.46%           (2,249,679)     -7.42%
   Certificate Interest                   (1,769,691)      -5.84%          (1,652,508)     -5.45%           (1,758,383)     -5.80%
   Servicing Fee                                   0        0.00%                   0       0.00%                    0       0.00%

EXCESS SERVICING:                          1,341,065        4.43%             828,073       2.73%            1,101,181       3.63%
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                                   JUNE 1997                         JULY 1997
---------------------------------------------------------------------------------------------------------------

TOTAL ENDING BALANCE:                             3,546,462,829                      3,493,603,727
ENDING PRINCIPAL BALANCE:                         3,464,222,138                      3,402,265,057
ENDING NON-PRINCIPAL BALANCE:                        82,240,692                         91,338,670

INVESTOR PERCENTAGE:                                     42.21%                             42.69%

YIELD:                                               46,921,179      16.07%             52,627,342      18.23%
   Finance Charge                                    41,955,381      14.37%             48,173,109      16.69%
   Interchange                                        2,724,383       0.93%              2,704,768       0.94%
   Recoveries                                         2,241,414       0.77%              1,749,465       0.61%

CHARGE-OFFS:                                        (22,983,587)     -7.87%            (21,792,948)     -7.55%

NET YIELD: (YIELD - C/O)                                              8.20%                             10.68%

---------------------------------------------------------------------------------------------------------------
SERIES 1996-1                                             JUNE 1997                         JULY 1997
---------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance                     1,115,151,821                      1,115,151,821
   Investor Percentage                                   31.83%                             32.19%
                                                                --------------                     ------------
   THREE-MONTH-AVG EXCESS SERVICING                                   2.81%                              2.93%
                                                                --------------                     ------------

Yield:                                               14,937,005      16.07%             16,940,426      18.23%
   Charge-Offs                                       (7,316,652)     -7.87%             (7,015,268)     -7.55%
   Certificate Interest                              (5,135,926)     -5.53%             (5,470,587)     -5.89%
   Servicing Fee                                              0       0.00%(2)          (1,858,586)     -2.00%

EXCESS SERVICING:                                     2,484,427       2.67%              2,595,985       2.79%
---------------------------------------------------------------------------------------------------------------
SERIES 1996-2                                             JUNE 1997                         JULY 1997
---------------------------------------------------------------------------------------------------------------

   Month-End Investor Balance                       363,636,975                        363,636,975
   Investor Percentage                                   10.38%                             10.50%
                                                                --------------                     ------------
   THREE-MONTH-AVG EXCESS SERVICING                                   2.92%                              3.05%
                                                                --------------                     ------------

Yield:                                                4,870,769      16.07%              5,524,855      18.23%
   Charge-Offs                                       (2,385,868)     -7.87%             (2,287,591)     -7.55%
   Certificate Interest                              (1,755,333)     -5.79%             (1,691,985)     -5.58%
   Servicing Fee                                              0       0.00%(2)            (606,062)     -2.00%

EXCESS SERVICING:                                       729,568       2.41%                939,218       3.10%
---------------------------------------------------------------------------------------------------------------


Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

1) A weighted Average principal balance was used due to the addition of First Fidelity Bank Accounts and SouthEast Bank Accounts on March 12, 1997.

2) FEBRUARY THROUGH JUNE REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBERS ONE AND TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT (ZERO SERVICING FEE OCCURRED ENTIRE FIRST HALF, 1997).